EXHIBIT 10.4

SECURITY AGREEMENT

          THIS SECURITY AGREEMENT ("Agreement") is made as of May 16, 2006 between NatureWell, Incorporated, a Delaware corporation ("Company"), and Dutchess Private Equities Fund, II, LP, a Delaware Limited Partnership ("Secured Party"), who agree as follows:

          1.          Recitals. This Agreement is entered into in contemplation of the following facts and circumstances:

                    a.          Company has executed and delivered to Secured Party that certain Promissory Note made of even date herewith in the original Face Amount of six hundred thousand ($600,000) and all accrued and unpaid interest and all amendments and addendums thereto (the "Promissory Note").

                    b.          Company has agreed to secure its performance of the Promissory Note by giving Secured Party a senior security interest in the Collateral (as defined below).

          2.          Grant of Senior Security Interest / Seniority. As security for Company's payment and performance of each and all of its obligations under the Promissory Note, as may be amended and/or restated from time to time, Company hereby grants and assigns to Secured Party a senior security interest in all of Company's right, title, and interest in and to the assets more particularly described on Schedule 1 attached hereto and incorporated herein by this reference (collectively, the "Collateral"). Such senior security interest shall be senior in all respects to subordinate security interests in the Collateral whether now in existence or hereafter granted pursuant to the terms of that certain Intercreditor, Subordination and Standby Agreement dated as of September 2, 2003, and all amendments and addendums thereto (the "Intercreditor Agreement") by and between the Company, Secured Party, and other Lenders of the Company.

          3.          Existing and Future Security Interests. Other security interests in the Collateral, including senior security interests, now exist and shall continue to exist until the obligations secured by such security interests have been satisfied in full. The Company may from time to time grant additional senior security interests in the Collateral to holders of Senior Debt and additional subordinated security interests in the Collateral to holders of Subordinated Debt (the terms "Senior Debt" and "Subordinated Debt" shall have the meanings ascribed to such terms in the Intercreditor Agreement). The future issuance or incurrence of Senior or Subordinated Debt and the granting of senior or subordinated security interests in the Collateral in connection therewith shall be done in accordance with the provisions of the Intercreditor Agreement. Notwithstanding the priority of any Uniform Commercial Code UCC Financing Statements filed with the Delaware Division of Corporations, or other appropriate governmental authority, in the event of default and disposition of the Collateral, the Secured Party shall share pari passu in the Collateral or any proceeds of the Collateral together with any other holders (as a class) of Senior Debt.

          4.          Representations, Warranties, and Covenants. Company represents, warrants, and covenants to Secured Party as follows:

                    a.          Company owns the Collateral and has the requisite right, power, and authority to encumber, assign, and deliver the Collateral to Secured Party or its designated agent, as required by the terms and provisions of this Agreement.

                    b.          No consent or approval (other than any which may be incidental to any filing with a filing officer to perfect the security interests in the Collateral) of any governmental body, regulatory authority, person, trust, or entity is or will be (i) necessary to the validity of the rights created hereunder, or (ii) required prior to the assignment, transfer, and delivery of any of the Collateral to Secured Party (or any agent designated by Secured Party).

                    c.          No material dispute, right to setoff, counterclaim, or defense exists with respect to all or any part of the Collateral.

                    d.          This Agreement constitutes the legal, valid, and binding obligation of Company, enforceable against Company and the Collateral in accordance with its provisions (subject to the Intercreditor Agreement and other limitations as to enforceability which might result from bankruptcy, reorganization, arrangement, insolvency, or other similar laws affecting creditors' rights generally).

                    e.          Company keeps and shall continue to keep all of its books and records concerning the Collateral and all of its other books and records at the address listed below, unless written notice to the contrary is given by the Company to Secured Party.

          5.          Delivery and Perfection. Company represents and warrants that it will permit a UCC Financing Statement to befiled by the Holder with the Delaware Department of State on behalf of Secured Party and that such UCC Financing Statement serves to perfect the Secured Party's security interest in the Collateral (Company may have other obligations to Secured Party also having a security interest in the Collateral). In addition, Company shall execute such further documents and instruments, and do such further acts as Secured Party may reasonably request from time to time in order to protect and perfect its security interest in the Collateral.

          6.          Disposition of Collateral. Company covenants that any exchange, sale, transfer or disposition of the Collateral (except in the ordinary course of business) or any rights therein, whether by cancellation, reissuance, or otherwise; shall only be done in accordance with the Intercreditor Agreement.

          7.          Reserved.

          8.          Filing of Government Reports. Company shall prepare and file all schedules, reports, returns, and/or other data required by local, state, or federal authorities with respect to taxes or other charges against the Collateral, and pay, when due, all taxes and claims arising in connection with the Collateral.

          9.          Records and Reports. Company shall allow Secured Party, and its officers, agents, attorneys and accountants, to examine and copy any and all of the Company's books, records, or other documents relating to the Collateral at any time after reasonable notice during Company's business hours.

          10.          Default. The following shall constitute a default by Company hereunder:

                    a.          The occurrence of any default under the Promissory Note; or

                    b.          The failure of Company to punctually perform and otherwise fulfill or comply with any of its covenants, duties, obligations, and responsibilities under this Agreement or the Promissory Note.

          11.          Rights and Remedies. Upon default by Company, Secured Party shall immediately notify Company in writing, which writing shall specify in detail the nature of such default, and shall state that Company has failed to cure such default within five (5) days after written notice. On the occurrence of any default hereunder, and subject to the provisions contained in the Intercreditor Agreement, Secured Party shall be entitled to all rights and remedies provided for under law. Such rights of Secured Party shall be cumulative, and the exercise of any right by Secured Party shall not affect or impair other rights which Secured Party may have under this Agreement or at law. In accordance with the foregoing, Secured Party shall be entitled to:

                    a.          Take or keep possession of the Collateral and protect the same;

                    b.          If Secured Party is not then in possession of the Collateral, to require Company or any other person in possession of the Collateral to assemble it and make it available to Secured Party at a reasonably convenient place, to be designated by Secured Party;

                    c.          Retain the Collateral in full satisfaction of Company's obligations or dispose of the Collateral by public or private sale and apply the proceeds in total or partial satisfaction of Company's obligations to Secured Party and for Secured Party's costs (including, without limitation, reasonable attorneys' fees and costs) incurred in proceeding under this paragraph.

                    d.          Declare any or all amounts owing to Secured Party under the Promissory Note, this Agreement, or otherwise to be immediately due and payable;

                    e.          Reduce any claim against Company to judgment and enforce any such judgment against Company;

                    f.          Take such steps as it may deem reasonably appropriate to foreclose upon or otherwise enforce the security interest(s) and lien of this Agreement to secure payment and performance of the Company's obligations under the Promissory Note and this Agreement; and

                    g.          Exercise any and all other rights and remedies available at law or equity or otherwise to Secured Party under this Agreement.

          12.          Full Payment. Upon payment in full by Company or Guarantor (or any other party) to Secured Party of all amounts due and payable under the Promissory Note Secured Party shall have no further right or interest in or to the Collateral for purposes of securing Company's payment and performance of its obligations to Secured Party which are covered by this Agreement.

          13.          Miscellaneous.

                    a.          Remedies. Each of the parties to this Agreement shall be entitled to specifically enforce its rights under this Agreement subject to the provisions contained in the Intercreditor Agreement, recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that the assets and other matters that are the subject of this Agreement are unique and that money damages will not be an adequate remedy for any breach of certain of the provisions of this Agreement relating to the assets and other matters and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                    b.          Amendments and Waivers. No change in, amendment to, waiver, or termination of this Agreement, or any part hereof, shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

                    c.          Governing Law and Venue. This Security Agreement is and shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without application of conflict of laws principles. Sole and proper venue and jurisdiction for any dispute arising out of or relating to this Agreement shall be Suffolk County, Massachusetts. The parties to this Agreement will submit all disputes arising under it to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit the Holder's right to obtain an injunction for a breach of this Agreement from a court of law.

                    d.          Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience only; such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of this Agreement.

                    e.          Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions.

                    f.          Time of the Essence. Time is hereby expressly made of the essence with respect to the performance and/or satisfaction of each of the provisions and conditions of this Agreement.

                    g.          Gender and Number. Wherever the context so requires, all words used in the singular shall be construed to include the plural, and vice versa, and words of any gender shall include any other gender.

                    h.          Notices. No notice, request, demand, instruction, or other documents to be given hereunder to any party shall be effective for any purpose unless personally delivered to the person at the appropriate address set forth below (in which event, such notice shall be deemed effective only upon such delivery) or when delivered by mail, sent by registered or certified mail, return receipt requested, as follows:

If to Company:	Naturewell, Incorporated 110 West C Street Suite 1300 San Diego, CA 92101 Telephone: (619) 234-0222 Facsimile: (619) 234-0200

If to Secured Party:	Douglas Leighton Dutchess Capital Management 50 Commonwealth Ave, Suite 2 Boston, MA 02116 Telephone: 617-301-4702 Facsimile: 617-249-0947

Notice given by mail shall be deemed to have been given 48 hours after the deposit in any United States post office box in the state to which the notice is addressed, or 96 hours after deposit of same in any such post office box other than in the state to which the notice is addressed, postage prepaid, addressed as set forth above. Notice shall not be deemed given unless and until, under the preceding sentence, notice shall be deemed given to all addressees to whom notice must be sent. The addresses and addressees for the purpose of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice.

                    i.          Successors and Assigns. Except as otherwise expressly provided, this Agreement, and each of its provisions, covenants, and conditions, shall apply to, bind, and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, transferees, successors-in-interest, and assigns.

                    j.          Further Assurances. Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

                    k.          Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one original document.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the first date written above.

COMPANY:	SECURED PARTY:

NatureWell, Incorporated, a California corporation	Dutchess Private Equities Fund, II, LP a Delaware Limited Partnership

By: /s/ James R. Arabia_________ James R. Arabia, CEO	By: _/s/ Douglas Leighton______________ Douglas Leighton, Managing Member, Dutchess Capital Management; General Partner to: Dutchess Private Equities Fund, II, LP

SCHEDULE 1

COLLATERAL

          All of the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof:

          All personal and fixture property of every kind and nature including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit and all general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications, formulations and schematics.

          The Company acknowledges and agrees that, in applying the law of any jurisdiction that at any time enacts all or substantially all of the uniform provisions of revised Article 9 of the Uniform Commercial Code approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and contained in the 1999 Official Text of the Uniform Commercial Code ("Revised Article 9"), the foregoing collateral description covers all assets of the Company.

EXHIBIT A

UCC FINANCING STATEMENT